UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 28, 2008

ECHELON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29748	77-0203595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Meridian Avenue

San Jose, California 95126

(Address of principal executive offices, including zip code)

(408) 938-5200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 29, 2008, the Company announced the appointment, effective as of April 28, 2008, of Robert R. Maxfield, a current member of the Company’s Board of Directors, as interim Senior Vice President, Products of the Company. Mr. Maxfield will continue to serve on the Company’s Board of Directors, however he will no longer serve on the Compensation Committee and he will step down from his role as the lead independent director. The press release announcing that Mr. Maxfield has joined the Company is attached as Exhibit 99.1 hereto.

In addition, the Board of Directors has appointed current director Robert J. Finocchio, Jr. to replace Mr. Maxfield as the lead independent director. The Board of Directors also appointed current director Betsy Rafael to replace Mr. Maxfield on the Compensation Committee and Richard M. Moley to serve as Chairman of the Compensation Committee.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated April 29, 2008, of Echelon Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHELON CORPORATION

By:	/s/ Oliver R. Stanfield
Oliver R. Stanfield
Executive Vice President and
Chief Financial Officer

Date: April 30, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated April 29, 2008, of Echelon Corporation.